Exhibit 5.1

April 14, 2006

Embarq Corporation

5454 W. 110th Street

Overland Park, Kansas 66211

Ladies and Gentlemen:

We have acted as counsel to Embarq Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to $4,485,000,000 aggregate principal amount of the Company’s senior notes (the “Notes”). The Notes will initially be issued to Sprint Nextel Corporation (“Sprint Nextel”) pursuant to the terms of a Separation and Distribution Agreement (the “Distribution Agreement”) to be entered into between the Company and Sprint Nextel. The Notes will subsequently be transferred by Sprint Nextel to Sprint Capital Corporation, its wholly owned subsidiary (the “Selling Noteholder”). All of the Notes to be registered pursuant to the Registration Statement are being offered by the Selling Noteholder, as described in the Registration Statement.

In our capacity as such counsel, we have examined (1) the Registration Statement, (2) the form of Indenture (the “Indenture”) to be entered into by the Company and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”), relating to unsecured debentures, notes or other evidences of indebtedness that may be issued by the Company, including the Notes, and filed as an exhibit to the Registration Statement, and (3) the form of the Distribution Agreement filed as an exhibit to the Registration Statement.

We have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinion hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly. We have relied, as to the matters set forth therein, on certificates and telegrams of public officials and representatives of the Company.

For purposes of the opinion below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture has been duly authorized by all requisite action by the Trustee and that the Indenture, when executed and delivered by the parties thereto, will have been duly executed and delivered by the parties thereto, in substantially the

Embarq Corporation

April 14, 2006

same form as it has been provided to us, and will be a valid and binding agreement of the parties thereto (other than the Company) enforceable against the parties thereto (other than the Company) in accordance with its terms.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Notes have been duly authorized and, when the Indenture has been duly executed and delivered by the Company and the Trustee, the definitive terms and provisions of the Notes have been duly established and the Notes have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by Sprint Nextel in accordance with the terms of the Distribution Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

This opinion is limited in all respects to the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement.

Very truly yours,

/s/ King & Spalding LLP